SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549



                                   FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 June 4, 2004
                                ---------------
                Date of Report (Date of earliest event reported)


                       Livestar Entertainment Group Inc.
                       ---------------------------------
             (Exact name of registrant as specified in its charter)



                                  Nevada
                                  ------
                 (State or other jurisdiction of incorporation)


     000-27233                                                 98-0204736
     ---------                                                 ----------
(Commission  File  Number)                                 (IRS  Employer
                                                       Identification  No.)


   62 West 8th Avenue, 4th Floor, Vancouver, British Columbia, Canada  V5Y 1M7
   ---------------------------------------------------------------------------
                    (address of principal executive offices)


                             (604) 682-6541
                             --------------
          (Registrant's telephone number, including area code)

Item  5.  Other  Information.

On October 24, 2003, the Registrant entered into an agreement to acquire 1485684 Ontario Limited, an Ontario corporation that owns and operates a nightclub styled as The Sequel. Subsequent to the execution of the agreement the Registrant commenced its regulatory mandated process to finalize the acquisition and implemented its efforts and plans to assume operations. Ultimately, however, the Registrant was unable to obtain an audit of the prior business operations of the Sequel as required by the rules and regulations of the Security and Exchange Commission. Upon that realization it then became necessary to renegotiate the contemplated business transaction.

The Registrant then determined to operate the Sequel through a business lease arrangement. Final documentation for the business lease was entered into on May 25, 2004. Pursuant to the business lease, the Registrant will operate the Sequel for a term of five years with the option to renew the lease for an additional five year term. Under the terms of the lease, speaking generally, the Registrant is entitled to all operating revenues of the Sequel and at the same time being responsible for the expenses of the business operation as well as a lease payment. The business lease agreement is included with this filing as Exhibit 10.1.

Item  7.  Exhibits

10.1     Business  Lease  Agreement

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 LIVESTAR  ENTERTAINMENT  GROUP  INC.


                                 By:  /s/  Ray  Hawkins
                                 --------------------------------------------
                                 Ray  Hawkins
Date:  June  4,  2004            Chief  Executive  Officer